Exhibit 10.18

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Privileged & Confidential

Profit Participation Agreement

This Profit Participation Agreement (this “Agreement”) is effective as of January 14, 2019 (the “Effective Date”) and is entered into by and between ABG Intermediate Holdings 2, LLC, a limited liability company organized in the state of Delaware (“ABG”) and Tilray, Inc., a corporation organized in the state of Delaware (“Company”). Each of Company and ABG shall be referred to herein individually as a “Party” and collectively as the “Parties” unless specifically identified.

WHEREAS, ABG or its Affiliates (as hereinafter defined) owns and/or controls all right, title and interest in and to various intellectual property rights in and to the Then-Current ABG 2018 Brands (as hereinafter defined), together with the goodwill of the business symbolized by such intellectual property rights (the “Existing Trademarks”);

WHEREAS, Company is primarily engaged in the cultivation of cannabis and the design, manufacture, distribution and sale of Cannabis Products (as hereinafter defined) for medical and recreational, adult use; and

WHEREAS, ABG and Company desire to work together with respect to the exploitation of the ABG 2018 Brands (as hereinafter defined) in connection with Cannabis Products (as hereinafter defined) globally in jurisdictions where the applicable use of Cannabis Products does not violate applicable law and, to that end, the Parties desire to enter into this Agreement, pursuant to which Company will purchase from ABG the contractual right to receive the Participation Rights (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing recitals (which are specifically incorporated herein by this reference), and the mutual agreements contained herein and for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1.

DEFINITIONS

1.1“ABG 2018 Brands” shall be defined as those brands owned or controlled by ABG or its Affiliates as of December 31, 2018, as set forth on Exhibit A, attached hereto and incorporated herein by this reference.

1.2“Affiliates” of any person or entity means persons or entities controlled by such person or entity.

1.3“Calendar Quarter” means each three (3) month period ending on each of March 31, June 30, September 30 and December 31 of each year.

1.4“Calendar Year” means each calendar year (i.e., January 1 through December 31) of the Term.

1.5“Cannabis Ingredients” shall be defined as any naturally occurring cannabinoid, compound, derivative or preparation of the Cannabis Plant (“Natural Cannabinoid”) or any synthetic (i.e., human-made) version of such Natural Cannabinoid(s).

1.6“Cannabis License” shall be defined as a license agreement (or an extension or renewal thereof) for the design, manufacture, distribution and sale of Cannabis Products (as hereinafter defined) bearing the intellectual property rights of a Then-Current Brand which agreements, extensions or renewals are fully executed by ABG or its Affiliates during the Term (as hereinafter defined).

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1.7“Cannabis Plant” shall be defined as the following species of the cannabis genus: cannabis sativa, cannabis indica and cannabis ruderalis.

1.8“Cannabis Products” shall be defined as any products that include or are made or derived from any part of the Cannabis Plant or any synthetic (i.e., human-made) cannabinoids, including, without limitation, extracts, topicals and edibles and any products infused with any cannabinoid, compound, derivative or preparation of the Cannabis Plant such as concentrates, oils or resin. Notwithstanding the foregoing, Cannabis Products shall specifically exclude any of the following products made with or from cannabis: textiles, paper, building materials and technical products (e.g., fuel, coatings, varnishes, etc.).

1.9“Change of Control” means a transaction in which (a) a person or entity, in one or a series of related transactions, directly or indirectly, acquires all or at least eighty percent (80%) of a Party’s assets; (b) a Party, directly or indirectly, in one or more related transactions (i) consolidates or merges with or into (whether or not such Party is the surviving entity) one or more other entities; (ii) consummates an ownership interest purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or entity; or (iii) reorganizes, recapitalizes or reclassifies its ownership interest such that its voting ownership interests are owned or acquired by any other person or entity and, in each case of this clause (b), whereby such other person or entity acquires ownership interests equal to more than fifty percent (50%) of the then outstanding ownership interests of such person (including, on an as-converted basis, the issuance or sale of convertible securities which may be converted into membership interests of such Party); or (c) any one or a group of persons or entities, in one or a series of related transactions, directly or indirectly, acquires more than fifty percent (50%) of the then outstanding voting ownership interests of such Party (including, on an as if converted basis, convertible securities which may be converted into voting ownership interests of such Party) (such acquiring person or entity pursuant to clauses (a), (b) or (c), the “Acquiring Person”). Notwithstanding anything contained in the definition of “Change of Control” to the contrary, a “Change of Control” shall not occur if any transaction or event contemplated thereby is with any person or entity controlled by, controlling or under common control with such Party. For additional clarity, (x) a transfer or other disposition, whether by spin off, spin out or another similar transaction, of Privateer Holding Inc.’s ownership interest in Company to the then-current owners of Privateer Holding Inc. on a pro rata basis shall not, in and of itself, constitute a Change of Control of Company for purposes of this Agreement, and (y) “sale, lease, exchange, license or other transfer” shall not include any commercial transaction in the ordinary course of business, or any sale and leaseback transaction, the principal purpose of which is to provide financing to Company or one or more direct or indirect Subsidiaries.

1.10“Company 2018 Brands” shall be defined as those brands owned or controlled by Company or its Affiliates as of December 31, 2018.

1.11“Company Participating Brands” shall be defined as the Then-Current ABG 2018 Brands and those Then-Current Future Brands (as hereinafter defined).

1.12“Company Participating Trademarks” shall be defined as all right, title and interest in and to the various intellectual property rights in and to the Company Participating Brands, together with the goodwill of the business symbolized by such intellectual property rights.

1.13“Company Trademarks” shall be defined as all right, title and interest in and to the various intellectual property rights in and to the Company 2018 Brands, together with the goodwill of the business symbolized by such intellectual property rights.

1.14“Contract Year” means each twelve (12) month period during the Term. Notwithstanding the foregoing, the period from the Effective Date through December 31, 2019 shall be deemed a Contract Year and subsequently, each Calendar Year thereafter shall be successive Contract Years.

1.15“Future ABG Brands” means, as of any date of determination, the brands which ABG or its Affiliates owns or controls a majority interest in as of such date excluding the ABG 2018 Brands.

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1.16“Future ABG Brand Trademarks” shall be defined as all right, title and interest in and to the various intellectual property rights in and to the Future ABG Brands, together with the goodwill of the business symbolized by such intellectual property rights.

1.17“Gross Cannabis Revenue” shall be defined as: any and all revenue (including, but not limited to, royalties) determined in accordance with GAAP as consistently applied by ABG actually received by ABG or its Affiliates from any Cannabis Licenses during the applicable accounting period of a given Calendar Year less any marketing and advertising payments received by ABG or its Affiliates which ABG or its Affiliates are contractually obligated by unaffiliated third parties to spend.

1.18“Licensed Cannabis Products” shall be defined as Cannabis Products bearing the intellectual property rights of any Company Participating Brands.

1.19“Net Cannabis Revenue” shall be defined as Gross Cannabis Revenue less: [***].

1.20“Term” shall be defined as the period commencing on the Effective Date and continuing in perpetuity.

1.21“Then-Current ABG 2018 Brands” shall be defined as, as of any date of determination, the ABG 2018 Brands which ABG or its Affiliates owns or controls a majority interest in as of such date.

1.22“Then-Current Brands” shall be defined as, as of any date of determination, the brands which ABG or its Affiliates owns or controls a majority interest in as of such date.

1.23“Then-Current Future Brands” means Future ABG Brands in which Company purchases Future ABG Brand Participation Rights in accordance with Article 8 below.

ARTICLE 2.

PURCHASE OF PROFIT PARTICIPATION RIGHTS

2.1Subject to the terms and conditions of this Agreement, ABG hereby sells, and Company hereby purchases, the right to receive up to forty-nine percent (49%) (with the applicable percentage determined in accordance with Section 2.2) of the Net Cannabis Revenue of the Then-Current ABG 2018 Brands (the “ABG 2018 Brands Participation Rights”) in exchange for the consideration to ABG set forth in the Payment Agreement between the Parties of even date herewith (“Consideration”), a copy of which is set forth on Exhibit B, attached hereto and incorporated herein (“Payment Agreement”).

2.2Until all Consideration payable under the Payment Agreement (including conditional future Consideration) has been paid in full, Company’s Participation Rights (as hereinafter defined) at the last business day of any Calendar Quarter during the Term of this Agreement shall be equal to the full Participation Rights multiplied by a fraction, the numerator of which is the value of the Consideration actually received by ABG (with Consideration in the form of Class 2 common stock measured at the value assigned to such Class 2 common stock in the Payment Agreement) and the denominator of which is Two Hundred Fifty Million United States Dollars ($250,000,000 USD) (such fraction, the “Pro Rata Adjustment”). Solely for illustrative purposes, if, as of the last day of a Calendar Quarter, ABG has received Consideration under the Payment Agreement of Thirty-Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three United States Dollars ($33,333,333 USD) in immediately available funds and common stock transferred to ABG with a value (calculated based on the applicable VWAP (as defined in the Payment Agreement)) equal to One Hundred Thirty-Three Million, Three Hundred Thirty Three Thousand Three Hundred Thirty-Three United States Dollars ($133,333,333 USD) (i.e., with an aggregate value of $166,666,666 USD), Company’s Participation Rights for such Calendar Quarter would be thirty-two and sixty-seven tenths of one percent (32.67%) (i.e., 2/3 ($166,666,666 USD / $250,000,000 USD) of 49%).

[***] = Certain Confidential Information Omitted

ARTICLE 3.

GUARANTEED MINIMUM PARTICIPATION RIGHTS

3.1“Guaranteed Minimum Participation Rights” (also referred to herein as “GMPR(s)”) shall be defined as non-returnable advances payable by ABG to Company recoupable against Participation Rights earned in the same Contract Year, or, in accordance with Section 3.3 or the third sentence of this Section 3.1, subsequent Contract Years. Subject to Section 3.2 below, for each of the first ten (10) Contract Years during the Term, the GMPR shall be Ten Million United States Dollars ($10,000,000 USD) payable pursuant to Section 3.5 below. For the remainder of the Term (i.e., after the first 10 Contract Years), there shall not be GMPRs and, subject to the terms and conditions contained herein, Company shall be entitled to the actual earned Participation Rights for such Contract Year(s) except for any GMPR Shortfall (as hereinafter defined) that may be carried from prior Contract Years pursuant to Section 3.3.

3.2Notwithstanding the foregoing or anything to the contrary contained herein, in any Calendar Quarter, Company shall only be entitled to its [***] (as hereinafter defined). [***].

3.3GMPR Shortfall Carry-Forward. ABG shall be required to make GMPR payments to Company as and when required hereunder. In the event that the GMPR actually paid to Company in any given Contract Year is greater than the Participation Rights actually earned and paid to Company in the same Contract Year (the difference between Company’s actual earned and received Participation Rights and GMPR shall be defined herein as a “PR Shortfall”), then ABG shall carry any un-recouped PR Shortfall to the immediately succeeding Contract Year during the Term (and ABG shall continue to carry such un-recouped PR Shortfall to successive Contract Years during the Term, to the extent the same has not yet been fully recouped), and to the extent Company has any PR Overages (as hereinafter defined) in any Contract Year to which such PR Shortfall has been carried, ABG shall apply such PR Overages to such PR Shortfall; it being understood that if PR Overages exceed the PR Shortfall, then ABG shall be required to pay the balance of the PR Overages to Company pursuant to the terms of this Agreement. “PR Overage(s)” shall be defined as any Participation Rights actually earned by Company in a given Contract Year, which Participation Rights are in excess of the GMPR for the same Contract Year.

3.4For the avoidance of doubt, in any given Contract Year, once ABG has paid to Company the total amount of the GMPR for such Contract Year (whether by way of quarterly GMPR payments, Participation Rights in excess of the GMPR, or either or both of the foregoing): (i) ABG shall no longer be required to make quarterly GMPR payments to Company for that Contract Year and (ii) for the remainder of such Contract Year, ABG shall pay Company based on actual earned Participation Rights.

3.5ABG shall pay the GMPR to Company in equal quarterly installments each Calendar Quarter together with Quarterly Statements (as hereinafter defined). ABG hereby acknowledges that the GMPR is payable to Company even if ABG fails to enter into any Cannabis Licenses during the Term, and is a condition of Company entering into the Agreement.

ARTICLE 4.

PAYMENTS; AND FINANCIAL STATEMENTS

4.1Payments by ABG. ABG will pay all amounts due to Company pursuant to the Participation Rights and GMPRs, as set forth in this Agreement, within [***] following the expiration of each Calendar Quarter during the Term so long as none of Company or any of its Affiliates are then in any uncured breach of its respective payment obligations under any Company License Agreement (as defined in Section 5.1 below). ABG will pay all sums then due and owing to Company pursuant to this Agreement by wire transfer in accordance with the wire instructions and bank account information provided to ABG by Company in writing as set forth on Exhibit C, attached hereto and incorporated herein by reference (“Bank Account”) which Company may update from time to time by written notice to ABG.

4.2Accounting. ABG shall prepare and maintain complete and accurate books of account and records (including the originals or copies of documents supporting entries in the books of account) covering all transactions relating to this Agreement. ABG will compute the

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amount due to Company in accordance with Articles 2 and 3 above and furnish to Company within [***] following the end of each Calendar Quarter during the Term and continuing until all payments required hereunder are made, a complete and accurate statement (each, a “Quarterly Statement”). Each Quarterly Statement will include the following information: (a) revenue calculation and quantity invoiced and applicable royalties and revenues received by ABG or its Affiliates during the preceding Calendar Quarter; and (b) a Net Cannabis Revenue calculation. On reasonable request from Company, and from time to time, ABG will provide Company with backup and support materials with respect to any item contained in any Quarterly Statement, such that Company will have sufficient information to evaluate the sources of any item contained in such Quarterly Statement. Such Quarterly Statements will be accompanied by a certification signed by ABG’s chief financial officer (or equivalent) indicating that he or she has reviewed and agrees with all the information contained in such Quarterly Statement.

4.3Audit Rights. Company shall have the right to inspect and audit ABG’s books of account solely in connection with payments made to Company pursuant to Section 4.1 hereof and as so far as they relate to Company’s Participation Rights, no more frequently than [***] during any [***] period upon no less than [***] prior written notice to ABG and at ABG’s principal offices during ABG’s normal business hours at Company’s sole expense, unless [***].

4.4Objections to Quarterly Statements. If Company has any objection to a Quarterly Statement during a Contract Year, then Company shall give ABG specific notice of that objection and reasons for it within [***] from the date that Company received the Quarterly Statement for the final Calendar Quarter of such Contract Year (except if pursuant to an audit conducted by Company in accordance with Section 4.3 in which case Company shall have [***] from the date such audit was completed to submit such notice to ABG) and in each case, the Parties shall meet and discuss (either telephonically or in-person) any objections and work to resolve any such objections in good faith.

ARTICLE 5.

PRE-NEGOTIATED CANNABIS PRODUCTS LICENSE TERMS

5.1The Parties each acknowledge and agree that during the Term, Company (or its Affiliates) may wish to enter into license agreement(s) with ABG or its appropriate Affiliate(s) in connection with the design, manufacture, distribution and sale of Cannabis Products bearing the intellectual property rights of Company Participating Brand(s) (each, a “Company License Agreement”).

5.2In the event Company wishes to enter into a Company License Agreement, the Parties shall negotiate the same in good faith; provided, however, and ABG hereby acknowledges and agrees that, unless the Parties mutually agree otherwise, and subject to Article 6 below, the royalty rate in all Company License Agreements (i.e., for all Company Participating Brands) shall be [***] (and, for the avoidance of doubt [***] and Company shall not be required to pay any guaranteed minimum royalties (i.e., non-returnable advances recoupable against royalties earned) such that royalties are paid to ABG as earned. Notwithstanding the foregoing or anything to the contrary contained herein, in the event that ABG acquires ownership or control of a majority interest in any brand and Company or any of its Affiliates has a license agreement with respect to such brand’s Cannabis Products, the terms of such agreement shall remain in place and such brand shall not be subject to this Section 5.2.

5.3Notwithstanding Section 5.2 above, the following shall apply:

(a)Specifically in connection with the Partnered Brands (as hereinafter defined) the Parties hereby acknowledge and agree that, unless the Parties mutually agree otherwise and subject to Article 6 below, the royalty rate for all Cannabis License Agreements shall be [***]. “Partnered Brands” shall be defined as the following ABG 2018 Brands: [***].

(b)

(i)Specifically in connection with the Minority Stakeholder Brands (as hereinafter defined) the Parties hereby acknowledge and agree that, unless the Parties mutually agree otherwise and subject to Section 6.2 below, the royalty rates for all Cannabis License Agreements shall be [***], unless ABG receives any bona fide offer from a Comparable Third Party (as hereinafter defined) for the applicable Minority Stakeholder Brand (each, a “Third-Party Offer”). In such instance, the royalty rate(s) contained in the Third-Party Offer

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shall apply, it being understood however, that in the event the royalty rate(s) contained in the Third-Party Offer are less than [***]. Further to the foregoing, “Minority Stakeholder Brands” shall be defined as the ABG 2018 Brands set forth on Exhibit D, and any Then-Current Brands in which ABG or its Affiliates owns or controls a majority interest (but not, for the avoidance of doubt, all ownership interests). “Comparable Third Party” as used herein means a third-party of comparable creditworthiness and reputation to Company, to be determined by ABG in its reasonable, good faith discretion. For the avoidance of doubt, nothing in this Section 6.2 shall supersede or conflict with Company’s rights described in Section 6.2. For the avoidance of doubt, those Minority Stakeholder Brands which are also Partnered Brands shall be governed by this Section 5.3(b).

(ii) For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the following shall apply:

(A)in the event ABG receives any Third-Party Offer, ABG shall promptly notify Company of the same; and

(B)in connection with Minority Stakeholder Brands, notwithstanding anything to the contrary contained in Article 6, ABG shall be permitted to solicit, discuss and/or negotiate Cannabis License(s) for Cannabis Product(s) bearing such Minority Stakeholder Brands with Comparable Third Parties in order to potentially obtain Third-Party Offers.

5.4In connection with each Company License Agreement, if any, Company hereby acknowledges and agrees that Company (or its applicable Affiliate) must meet ABG’s then-current compliance requirements, including that Company shall comply with any and all applicable laws at the time of entering into such Company License Agreement and throughout the term thereof.

ARTICLE 6.

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6.1[***].

6.2[***].

6.3[***].

ARTICLE 7.

ABG AS REPRESENTATIVE OR SUBLICENSOR OF COMPANY FOR CANNABIS PRODUCTS & OTHER PRODUCTS

The Parties hereby acknowledge and agree that during the Term: (a) Company may wish to license the Company Trademarks in connection with the design, manufacture, distribution and sale of products other than Cannabis Products (collectively, “Other Products”) and/or Cannabis Products; and (b) in connection with such licensing endeavors, Company may wish to engage ABG to perform certain services, including without limitation, acting as a sub-licensor, brand management, brand strategy, business development (e.g., outreach to ABG’s retail distribution network) and marketing. In the event Company desires to engage ABG to provide such services, the Parties shall negotiate in good faith appropriate remuneration to ABG, it being specifically understood that Company shall have no obligation to utilize or request such services from ABG and ABG shall have no obligation to provide such services. If the Parties mutually agree on terms for the provision of such services by ABG, then the same shall be expressly set forth in writing in an amendment to this Agreement or a services agreement between the Parties.

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ARTICLE 8.

GOOD FAITH NEGOTIATION OF PROFIT PARTICIPATION FOR FUTURE ABG BRANDS

8.1During the Term, ABG may acquire additional brands and in such event, Company may wish to purchase forty-nine percent (49%) of the Net Cannabis Revenue of some or all of the Future ABG Brands (specifically excluding the ABG 2018 Brands) (any such purchased rights with respect to the Then-Current Future Brands, the “Future ABG Brand Participation Rights”, and together with the ABG 2018 Brands Participation Rights, the “Participation Rights”).

8.2During the Term, in the event ABG reasonably believes exercising good faith business judgment that it shall acquire any Future ABG Brands, ABG shall notify Company of the same no less than [***] prior to the tentative closing date of the transaction unless the circumstances do not permit such advance notice in which case ABG shall notify Company as soon as commercially practicable. In connection with any acquisition of Future ABG Brands, ABG shall use all commercially reasonable efforts to ensure that there will be no restrictions regarding exploitation of such Future ABG Brands in connection with Cannabis Products; provided, however, and Company acknowledges and agrees that (a) in connection with the acquisition of celebrity brands (of living or deceased celebrities), the sale of such brand may be conditioned upon certain brand restrictions related to Cannabis Products which ABG may be unable to negotiate to remove; and (b) ABG makes no representation or warranty to Company or otherwise that there shall not be any restrictions as a result of third-party trademark registrations, common law rights of third parties in and to the Future ABG Brand Trademarks related to cannabis Products or existing contractual restrictions related to Cannabis Products.

8.3During the Term, in the event ABG acquires any Future ABG Brands, promptly following the closing date of any such transaction, ABG shall notify Company of the same (each, an “Acquisition Notice”). In the event Company wishes to purchase the Future ABG Brand Participation Rights for such brand(s), then Company shall respond to ABG’s Acquisition Notice within [***] of Company’s receipt of the Acquisition Notice indicating such interest, it being understood during such [***] period, at Company’s request, subject to ABG and Company entering into a customary non-disclosure agreement reasonably satisfactory to ABG, ABG shall use commercially reasonable efforts to provide any projections ABG may have for Cannabis Products for such Future ABG Brand(s), historical data on Cannabis Products bearing such Future ABG Brand(s), if any and any other data, materials or agreements which Company may reasonably request. In the event Company responds expressing interest in purchasing the Future ABG Brand Participation Rights for the Future ABG Brand(s) specified in the Acquisition Notice, the Parties shall negotiate the terms and conditions of the same in good faith, including, without limitation, the purchase price for the Future ABG Brand Participation Rights and potentially an increase to the GMPRs.

8.4In the event that the Parties mutually agree on terms and conditions in connection with Company acquiring Future ABG Brand Participation Rights in accordance with Section 8.3, ABG hereby acknowledge and agrees that Company may elect to pay the purchase price for such Future ABG Brand Participation Rights by foregoing and applying some or all Participation Rights payments under this Agreement in excess of all GMPR(s) to the payment of such purchase price until Company has foregone and applied an amount of Participation Rights equal to the purchase price plus a per annum interest rate (the “Company Borrow Rate”) accruing on all unpaid portions of the purchase price equal to such rate identified in (i) the Second Lien Credit Agreement dated December 29, 2017 among ABG Intermediate Holdings 2 LLC, as borrower, ABG Intermediate Holdings 1 LLC, as holdings, and Bank of America, N.A., as administrative agent, and the other parties thereto, subject to such adjustments and/or amendments thereto (the “Second Lien Credit Agreement”) or (ii) such other agreement as ABG or its Affiliate(s) may negotiate in lieu of the Second Lien Credit Agreement, from time to time, to facilitate debt financing for the purpose of Future ABG Brands or other mergers and acquisition activities. For the avoidance of doubt, as of the date of full and complete execution hereof, such Company Borrow Rate was [***]% per annum.

8.5For the avoidance of doubt, in the event that Company does not acquire Future ABG Brand Participation Rights for any Future ABG Brands, the same Future ABG Brands shall nonetheless be subject to Article 6.

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ARTICLE 9.

SALE BY ANY ABG AFFILIATE(S) OF ANY THEN-CURRENT BRANDS

9.1Other than in the event of an ABG Change of Control pursuant to Article 12 hereof, in the event, during the Term, a person or entity (“Brand Purchaser”), in one or a series of related transactions, directly or indirectly, acquires a controlling interest in any Affiliate or a group of Affiliates of ABG’s assets, (a) such Brand Purchaser will assume the rights and obligations of such Affiliate(s) of ABG under this Agreement, including without limitation, the payment obligations with respect to the Participation Rights; and (b) the Participation Rights payable by ABG to Company hereunder, including without limitation, the GMPRs payable, for each Calendar Quarter from and after the closing date of such transaction shall be reduced by the amount payable by the Brand Purchaser to Company attributable to the same Calendar Quarter.

9.2In the event, in any Calendar Quarter, the Participation Rights, including the GMPRs, paid to Company by ABG results in an overpayment (i.e., as a result of Company having received any amounts from the Acquiring Party of any Affiliates of ABG pursuant to Section 9.1 above), ABG shall have the right to reduce the next quarterly payment to Company by such amount.

ARTICLE 10.

COMPANY AS PREFERRED SUPPLIER IN CANNABIS LICENSE AGREEMENTS

10.1Preferred Supplier. [***].

10.2Company Branded-Cannabis Products.

(a)Subject to Section 10.4 below, ABG shall use commercially reasonable efforts in good faith, at Company’s request and sole discretion and in accordance with applicable laws, to contractually require the front of the packaging for Licensed Cannabis Products made with Cannabis Ingredients supplied by Company to include Company’s or its Affiliates’ name, logo or other reasonable preferred branding (e.g., “Powered by Tilray”). In the event ABG contractually requires the same, the Parties shall discuss, in good faith, the grant of rights in the applicable Company Trademark(s) to the third-party licensee and the enforcement of Company’s brand standards and guidelines for the same.

(b)In the event the packaging for Licensed Cannabis Products includes or at any time has included Company’s or its Affiliate’s name, logo or other reasonable preferred branding (e.g., “Powered by Tilray”) and pursuant to Section 10.4 below, the third-party licensee purchases the Cannabis Ingredients for such Licensed Cannabis Products from a third-party supplier (i.e., other than Company), such third-party Cannabis Ingredients shall meet Company’s then-current standard operating procedures applicable to the Company’s own Cannabis Ingredients of the same kind.

10.3Pricing. The pricing for Cannabis Ingredients supplied by Company in accordance with Section 10.1 shall be the fair market value of such Cannabis Ingredients at the time of sale.

10.4[***].

ARTICLE 11.

REPRESENTATIONS, WARRANTIES AND COVENANTS

11.1Representations, Warranties and Covenants of ABG. ABG hereby represents, warrants and covenants to Company, the following:

(a)it owns or controls all right, title and interest in and to the Existing Trademarks and, subject to 11.1(b), it shall use commercially reasonable efforts to own or control all right, title and interest in and to the Company Participating Trademarks (specifically excluding the Existing Trademarks). It is authorized to enter into this Agreement and to grant the Participation Rights granted to Company herein. It has not sold, assigned, leased or in any manner disposed of or encumbered the Participation Rights granted to Company herein, and is

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otherwise under no disability, restriction or prohibition from entering into or performing its obligations under this Agreement;

(b)in connection with those ABG 2018 Brands for which ABG or its Affiliates do not have the right to exploit the same in connection with certain Cannabis Products as a result of ABG or its Affiliate lacking trademark registration(s) and/or common law rights in the applicable jurisdiction and for which Company or a third party wishes to enter into a Cannabis License, ABG shall use commercially reasonable, good faith efforts to register the applicable Then-Current Brand Trademark in the appropriate trademark class(es) for the applicable Cannabis Product(s) it being specifically understood that (i) ABG makes no representation or warranty that ABG will be successful in obtaining new trademark registration(s) in the appropriate classes in any jurisdiction(s); and (ii) ABG has no control over the timeline to secure trademark registrations in any jurisdiction;

(c)it has taken commercially reasonable action to maintain and protect its intellectual property rights in the Existing Trademarks and it shall take commercially reasonable action to maintain and protect its intellectual property rights in the Company Participating Trademarks during the Term;

(d)to the knowledge of ABG, the Existing Trademarks do not materially interfere with, infringe upon, misappropriate, or otherwise conflict with any intellectual property rights of any other person or entity. To the knowledge of ABG, no other person or entity is interfering with, infringing upon, misappropriating or otherwise in conflict with any intellectual property rights of the Existing Trademarks;

(e)it shall contractually require all third-party licensees pursuant to Cannabis Licenses to covenant to ABG that the design, manufacture, distribution, advertising, marketing, assembly, packaging, labeling, boxing, crating, marking, packing, shipping, import, export, storage, purchase and sale of all Cannabis Products subject to any such Cannabis License will comply with all applicable laws;

(f)it will use commercially reasonable efforts to ensure that all products sold using the ABG 2018 Brands will be of quality in design, material and workmanship that is equal to or higher than the products manufactured and sold using the Existing Trademarks before the date of this Agreement; and no injurious deleterious or defamatory material, writing or images will be used in or on the ABG 2018 Brands; and

(g)during the Term, it will provide Company with no less than [***] written notice and engage in reasonable consultation with Company prior to executing any agreement that would result in commissions paid and/or credited to unaffiliated third parties in connection with Gross Cannabis Revenue.

11.2Representations, Warranties and Covenants of the Parties. Each Party hereby represents, warrants and covenants to the other that:

(a)it is duly organized, validly existing and in good standing under the laws of its state of organization;

(b)it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and legal binding obligation of such enforceable in accordance with the terms and conditions set forth herein;

(c)ABG or its Affiliates have the right to exploit certain ABG 2018 Brands in connection with certain Cannabis Products without any limitation and without obtaining the consent of any third party;

(d)it is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any authority, person or entity in order for such Party to consummate the transactions set forth herein;

(e)the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) violate in any material respect any law to which it subject; (ii) violate or result in a breach of or default or acceleration under its Certificate of Formation, Limited Liability Agreement/Operating Agreement (as applicable), any resolutions adopted by its members of managers

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or any instrument or agreement to which it is a party or by which the it  is bound; or (iii) violate any judgment, order, injunction, decree or award against or binding upon it; and

(f)it is as of the Effective Date in compliance with, and throughout the Term, it will comply with any and all applicable laws, and it will not engage in any cannabis activities in the United States unless permitted under applicable federal and state law;

11.3Representations, Warranties and Covenants of Company. Company hereby represents, warrants and covenants to ABG that:

(a)it has substantial knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Participation Rights; and it has substantial net worth such that it can bear the economic risk of its purchase of the Participation Rights;

(b)it has had the opportunity to ask representatives of ABG certain questions and request certain information regarding the terms and conditions of this Agreement and the finances, operations, business and prospects of ABG and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to the purchase of the Participation Rights;

(c)it owns or controls all right, title and interest in and to the Company Trademarks;

(d)it has taken commercially reasonable action to maintain and protect its intellectual property rights in the Company Trademarks and it shall take commercially reasonable action to maintain and protect its intellectual property rights in the Company Trademarks during the Term;

(e)to the knowledge of Company, the Company Trademarks do not materially interfere with, infringe upon, misappropriate, or otherwise conflict with any intellectual property rights of any person or entity. To the knowledge of Company, no other person or entity is interfering with, infringe upon, misappropriating or otherwise in conflict with any intellectual property rights of the Company Trademarks; and

(f)it will use commercially reasonable efforts to ensure that all products sold using the Company 2018 Brands will be of quality, design, material and workmanship that is equal to or higher than the products manufactured and sold using the Company Trademarks before the Effective Date, and no injurious, deleterious or defamatory material, writing or images will be used in or on the Company 2018 Brands.

11.4No Representations. Except for the representations and warranties contained in this Article 10 or as set forth in the Payment Agreement, neither Party nor any other Person makes any express or implied representation or warranty with respect to such Party, and each Party hereby disclaims any such other representations or warranties, whether written or oral.  In particular, without limiting the foregoing disclaimer, neither Party nor any other Person makes or has made any representation or warranty to the other Party or any of their Affiliates or representatives (except for the representations and warranties made contained in this Article 11 or as set forth in the Payment Agreement), including in any oral or written information presented to the other Party or any of their Affiliates or representatives in the course of their due diligence investigation, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE 12.

CHANGE OF CONTROL

12.1Solely in the event of a Change of Control of ABG, ABG may assign this agreement and all rights and obligations of ABG to the Acquiring Party or its Affiliate and the Acquiring Party will assume the obligations of ABG herein unless ABG continues to honor this Agreement or Company and ABG agree on other mutually acceptable terms.

12.2Solely in the event of a Change of Control of Company, Company may assign this agreement and all rights and obligations of Company to the Acquiring Party or its Affiliate (provided that to the extent ABG cannot contractually comply with Article 5 and/or Article 6 hereof with the Acquiring Party or Affiliate because of the

[***] = Certain Confidential Information Omitted

identity of the assignee, Company shall not have the right to assign the rights contain in such Articles to the Acquiring Party or such Affiliate). In the event of such assignment, the Acquiring Party will assume the obligations of Company herein unless Company and ABG agree on other mutually acceptable terms.

ARTICLE 13.

INDEMNIFICATION

13.1Company’s Indemnity Obligation. Company will indemnify, defend and hold harmless ABG and its parents, subsidiaries, affiliated companies and their respective officers, directors, shareholders, employees, agents, attorneys, successors and assigns (each, individually, an “ABG Indemnified Party”) from and against any and all claims, liabilities, demands, causes of action, judgments, settlements, costs and expenses (including, without limitation, reasonable attorney’s fees and court costs) arising solely out of: (a) the breach by Company of a representation, warranty or covenant in this Agreement; and (b) the failure by Company to perform any of its obligations under this Agreement.  Company’s liability to any ABG Indemnified Party under this Section 13.1 will be reduced to the extent that: (y) any loss, claim, damage, liability or expense is determined by a court of competent jurisdiction to result directly, in whole or in part, from any such ABG Indemnified Party’s willful misconduct or gross negligence; or (z) to the extent that ABG is required to indemnify Company pursuant to Section 13.2 below.

13.2ABG’s Indemnity Obligation. ABG will indemnify, defend and hold harmless Company from and against any and all claims, liabilities, demands, causes of action, judgments, settlements, costs and expenses (including, without limitation, reasonable attorney’s fees and court costs) arising out of or in connection with: (a) the breach by ABG of a representation, warranty or covenant in this Agreement; (b) the failure by ABG to perform any of its obligations under this Agreement; (c) the gross negligence, bad faith or unlawful conduct of ABG in connection with the performance of its obligations under this Agreement; (d) any claim related to the use of third party copyrighted materials on or in connection with the Then-Current ABG 2018 Brands; and (e) claims of copyright infringement, trademark infringement or other intellectual property infringement relating to the Company Participating Brands, except for claims arising out of a Company License Agreement.  ABG’s liability to Company under this Section 13.2 will be reduced to the extent that: (y) any loss, claim, damage, liability or expense is determined by a court of competent jurisdiction to result directly, in whole or in part, from Company’s willful misconduct or gross negligence; or (z) to the extent that Company is required to indemnify ABG pursuant to Section 13.1 above.

13.3Indemnification. The Party to be indemnified hereunder (the “Indemnitee”) must give the indemnifying Party hereunder (the “Indemnitor”) prompt written notice of any action, claim or proceeding brought against it for which it is entitled to indemnification hereunder, and the Indemnitor, in its sole discretion, then may take such action as it deems advisable under the circumstances to defend such action, claim or proceeding on behalf of the Indemnitee.  In the event that appropriate action is not taken by the Indemnitor within [***] after its receipt of written notice from the Indemnitee, the Indemnitee will have the right to defend such action, claim or proceeding, but no settlement thereof may be made without the prior written approval of the Indemnitor, which approval will not be unreasonably withheld, delayed or conditioned.  Even if appropriate action is taken by the Indemnitor, the Indemnitee may, at its own cost and expense, be represented by its own counsel in such action, claim or proceeding.  In any event, the Indemnitee and the Indemnitor will keep each other fully advised of all developments and will cooperate fully with each other in all respects in connection with any such action, claim or proceeding.  The provisions of this Section will survive any expiration or termination of this Agreement.

ARTICLE 14.

CONFIDENTIALITY

14.1Confidential Information. For purposes of this Agreement, "Confidential Information" shall be defined as, with respect to each Party: non-public and/or proprietary information relating to a Party’s business or operations, which information may be written, oral or maintained in electronic or any other form, which information is obtained, received, developed or derived by such Party, either directly or indirectly, by any means of communication or expression, prior to or during the Term of this Agreement, and shall include, without limitation: (a) finances, technology or other technical data, trade secrets, inventions, processes, formulas and know-how, (b) designs, drawings, services, products, product plans, product development, marketing, marketing plans and information, customers, potential business partners, market information, suppliers, vendors, retailers, manufacturers, factories, (c)

[***] = Certain Confidential Information Omitted

all documents, analyses, reports, research, business plans, studies, diagrams, marketing information or other materials that contain information and (d) the existence of this Agreement and the terms hereof. All Confidential Information is and shall remain the property of the disclosing Party.

14.2Exclusions from Confidential Information. As used in this Agreement, the term ‘Confidential Information’ shall not include any information that: (a) now or hereafter becomes, through no unauthorized act by or on behalf of the receiving Party, generally known or available to the public; (b) known to the receiving Party, by lawful means, at the time the receiving Party receives the same from the disclosing Party; (c) furnished to the receiving Party by a third party that does not have an obligation of confidentiality to the disclosing Party with respect thereto; or (d) independently developed by the receiving Party without use of or access to the disclosing Party’s Confidential Information.

14.3Obligations. Each Party acknowledges that it may have access to the other Party’s Confidential Information, the value of which may be impaired by misuse, or by disclosure to a third party. The receiving Party agrees that it will not disclose such Confidential Information, except that the receiving Party may disclose the other Party’s Confidential Information in order to perform the receiving Party’s obligations under this Agreement, but solely to those who: (a) have a "need to know" such Confidential Information, (b) are instructed and have agreed, in writing, not to disclose the Confidential Information, or use the Confidential Information for any purpose other than pursuant to the terms of this Agreement. The receiving Party shall take reasonable precautions to protect the confidentiality of the other Party’s Confidential Information. Such precautions may, if requested by the disclosing Party, include the use of separate written confidentiality agreements, in a form approved by the disclosing Party. Following the expiration or termination of this Agreement, no Party shall disclose or use any of the other Parties’ Confidential Information for any purpose, unless otherwise agreed in writing by the disclosing Party. Each Party agrees to notify the other Party of the circumstances surrounding any inadvertent disclosure of Confidential Information by the receiving Party.

14.4Mandatory Disclosure. Nothing in this Agreement shall prevent the receiving Party from disclosing Confidential Information of the disclosing Party to the extent the receiving Party is required to do so by the rules of an applicable securities market or exchange, or is legally compelled to do so by any governmental investigative or judicial agency or court pursuant to proceedings over which such agency or court has jurisdiction; provided, however, that prior to any such disclosure, the receiving Party shall (a) assert the confidential nature of the Confidential Information to the market, exchange or agency or court; (b) promptly notify the disclosing Party in writing of the requirement, order or request to disclose; and (c) at the disclosing Party’s sole cost and expense (excluding the receiving Party’s outside attorney fees), cooperate fully with the disclosing Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting the confidentiality of the Confidential Information.  Any Confidential Information that is disclosed under this Section shall otherwise remain subject to the provisions of this Agreement.

ARTICLE 15.

MISCELLANEOUS

15.1Relationship of the Parties. Except for the purposes described in Section 15.14, this Agreement does not constitute and will not be construed to constitute an agency, partnership, joint venture or any other type of unnamed relationship between ABG and Company.  Neither Party will have the right to obligate or to bind the other Party in any manner whatsoever, and nothing contained in this Agreement will give or is intended to give any rights of any nature to any third party.  Company shall have no control or input on the management of ABG.

15.2Press Releases and Other Communications.  ABG and Company shall agree on the timing, content and release of any press release or other public communication containing any information about this Agreement, the Parties, or their respective affiliates and related parties. No such release or communication shall be made without the prior written approval of each of ABG and Company.

15.3Addresses and Notices.  All notices, requests, demands and other communications required or permitted to be made hereunder shall be in writing and shall be deemed duly given: (a) at the time of delivery, if hand delivered to the corporate office for the Party to whom Notice is being delivered, against a signed receipt therefor; (b) one (1) day after dispatch, if sent to the Party at the address and/or contact listed in this Agreement for

[***] = Certain Confidential Information Omitted

such type of notice, by: (i) registered or certified mail, return receipt requested, first class postage prepaid, or (ii) nationally recognized overnight delivery service; or (c) at the time of transmission, if sent to the Party at the address and/or contact listed in this Agreement for such type of Notice, by e-mail transmission; provided, however, that any such notice sent by e-mail shall only be deemed duly given if a copy of such notice is also sent by one (1) or more methods pursuant to Sections 15.3(a) and/or 15.3(b) herein. Either Party may alter the address to which notices are to be sent hereunder by giving notice of such change to the other Party in conformity with the provisions of this Section. Notices shall be sent to the address specified below:

If to Company for required notices then to:

200-49 Spadina Avenue

Toronto, ON, Canada M5V 2J1

Attn: Legal Department

Via Email:

If to ABG, for required Notices then to:

1411 Broadway, 4th Floor
New York, NY 10018

Attn: Legal Department
Via Email:

15.4Assignment.  Neither Party may assign this Agreement to a third party without the prior written consent of the other Party, which consent may be withheld for any reason or no reason; provided, that any assignment in accordance with Article 12 shall not require the consent of any Party. Any assignment in violation of the foregoing shall be void.

15.5Governing Law.  This Agreement and the legal relations among the Parties will be governed by and construed in accordance with the laws of the State of New York, notwithstanding any conflict of Law provisions to the contrary. The Parties hereby agree that any action which in any way involves the rights, duties and obligations of any Party under this Agreement shall be brought in courts located in New York County, New York, and the Parties hereby submit to the personal jurisdiction of such courts. Each of the Parties waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any such suit or action in any such court. The Parties agree that service of process deposited in certified or registered mail addressed to the other Party at the address for the other Party set forth in this Agreement shall be deemed valid service of process for all purposes.

15.6Default Expenses. If either Party defaults with respect to any obligation under this Agreement, the defaulting Party will indemnify the other Party against and reimburse it for all reasonable attorney’s fees and all other costs and/or expenses resulting or made necessary by the bringing of any action, motion or other proceeding to enforce any of the terms, covenants or conditions of this Agreement.

15.7Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, inducements and conditions, whether express or implied, oral or written, except as herein contained.  The express terms hereof will control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

15.8Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement duly executed and delivered by each of the parties hereto.

15.9Waiver and Delays.  A waiver by any Party of any of the terms and conditions of, or rights under, this Agreement will not be effective unless signed by the Party waiving such term, condition or right and will not bar the exercise of the same right on any subsequent occasion or any other right at any time or be deemed or construed to be a waiver of such terms or conditions for the future. Neither the failure of nor any delay on the part of any Party to exercise any right, remedy, power or privilege under this Agreement will operate as a waiver thereof, nor will any

[***] = Certain Confidential Information Omitted

single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege.

15.10Severability.  If any term or provision of this Agreement, as applied to either Party or any circumstance, for any reason will be declared by a court of competent jurisdiction to be invalid, illegal, unenforceable, inoperative or otherwise ineffective, that provision will be eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable; provided, however, that if any term or provision of this Agreement pertaining to the payment of monies to either Party will be declared invalid, illegal, unenforceable, inoperative or otherwise ineffective, such Party will have the right to terminate this Agreement as provided herein.

15.11Form and Construction.  Paragraph and subparagraph headings in this Agreement are included for ease of reference only and do not constitute substantive matter to be considered in construing the terms of this Agreement.  As used in this Agreement, the masculine gender will include the feminine and the singular form of words will include the plural, or vice versa, as necessary in order that this Agreement may be interpreted so as to conform to the subject matter actually existing.  The language of this Agreement will be construed as a whole and not strictly for or against any of the parties.

15.12Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be an original, but all of which together will constitute one Agreement binding on all parties hereto.  Each of the Parties agrees that a photographic or facsimile copy of the signature evidencing a Party’s execution of this Agreement will be effective as an original signature and may be used in lieu of the original for any purpose.

15.13Exhibits.  All Exhibits referenced in this Agreement are hereby incorporated by reference into, and made a part of, this Agreement.

15.14Tax Treatment.  Solely for U.S. federal, and all applicable state and local, income tax purposes, the Parties intend and agree that (a) the transactions described in Articles 2, 3 and 4 shall be treated, in accordance with the principles of Revenue Ruling 99-5, Situation 1, (i) as the acquisition by Company of an undivided interest in the Then-Current 2018 Brands, to the extent, and solely in respect of, any present or future Cannabis Licenses entered into by ABG with respect to such Then-Current 2018 Brands during the Term, (ii) then a contribution by the Company and ABG of their respective interests in the Then-Current 2018 Brands, to the extent, and solely in respect of, any present or future Cannabis Licenses entered into by ABG with respect to such Then-Current 2018 Brands during the Term, to an entity treated as a partnership, (iii) with the operations contemplated under this clause (a) owned by the partnership which owns the Then-Current 2018 Brands, to the extent of and pursuant to the contributions under sub-clause (ii), and which is required to make the payments described in Articles 2 and 3 and (b) that any payment made by Company with respect to the Participation Rights after the date hereof in accordance with the terms of the Payment Agreement shall, consistently herewith, be treated as the sale of partnership interests in the partnership formed pursuant to clause (a) hereof.  The Parties agree to file all their U.S. federal, and applicable state and local, income tax returns in accordance with this Section 15.14, and to reasonably consult with each other to ensure tax reporting consistently herewith. ABG will consider in good faith comments from Company in connection with tax returns and tax audits of the tax partnership (which filings ABG will make good faith efforts to share with Company in advance and of which tax audits ABG will make good faith efforts to notify Company) and ABG will act in respect of the tax partnership in a manner consistent with the economic terms of this Agreement and reasonably cooperate with Company in connection with such matters. The Parties acknowledge and agree that treatment as a tax partnership shall be for U.S. federal, and applicable state and local, income taxes only and no partnership entity will be established or formed.

15.15Transaction Expenses.  Each Party will be responsible for its own expenses relating to the negotiation of this Agreement.

[Remainder of Page Intentionally Blank; Signature Page to Follow]

[***] = Certain Confidential Information Omitted

The undersigned Parties have executed this Agreement, effective as of the date first above written.

ACCEPTED AND AGREED:ACCEPTED AND AGREED:

ABG Intermediate Holdings 2, LLCTilray, Inc.

By: /s/ Jamie Salter__________By: /s/ Brendan Kennedy____

Name: Jamie Salter__________Name: Brendan Kennedy____

Title: C.E.O._______________Title: CEO_______________

[***] = Certain Confidential Information Omitted

This Exhibit A is attached to and made part of the Profit Participation Agreement between ABG Intermediate Holdings 2, LLC (“ABG”) and Tilray, Inc. (“Company”) dated January 14, 2019.

EXHIBIT A

ABG 2018 Brands

The ABG 2018 Brands shall consist of the following brands and any other brands which ABG owns or controls the right, title and interest in and to the Existing Trademarks: 1

1.STATE

Above the Rim

Adrienne Vittadini

Aeropostale

Airwalk

Bandolino

Cece

Chaus

Corso Como

Drexel

Dukes

Elvis Presley

Enzo Angiolini

Frye

Frederick’s of Hollywood

Greg Norman

Hart Shaffner Marx

Henredon

Herve Leger

Hickey Freeman

Hind

Jones New York

Judith Leiber

Julius Erving (a/k/a Dr. J)

Juicy Couture

Louise et Cie

Misook

Muhammad Ali

Marilyn Monroe

Nautica

Neil Lane

Nine West

Prince (i.e., tennis brand)

Shaquille O’Neal

Silverstar

Sole / Society

Spyder

Sterling & Hunt

Taryn Rose

Thalia Sodi

Tretorn

Tapout

Thomasville

Vision Street Wear

[1]	Additional brands (i.e., above and beyond the global and domestic brands listed above) to be provided by ABG

[***] = Certain Confidential Information Omitted

This Exhibit B is attached to and made part of the Profit Participation Agreement between ABG Intermediate Holdings 2, LLC (“ABG”) and Tilray, Inc. (“Company”) dated January 14, 2019.

EXHIBIT B

PAYMENT AGREEMENT

[See Attached]

[***] = Certain Confidential Information Omitted

This Exhibit C is attached to and made part of the Profit Participation Agreement between ABG Intermediate Holdings 2, LLC (“ABG”) and Tilray, Inc. (“Company”) dated January 14, 2019.

EXHIBIT C

COMPANY BANK ACCOUNT

[***] = Certain Confidential Information Omitted

This Exhibit D is attached to and made part of the Profit Participation Agreement between ABG Intermediate Holdings 2, LLC (“ABG”) and Tilray, Inc. (“Company”) dated January 14, 2019.

EXHIBIT D

MINORITY STAKEHOLDER BRANDS

Minority Stakeholder Brand	ABG Ownership
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%